UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2007
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-16805 (Commission File Number)	22-3498533 (I.R.S. Employer Identification No.)

196 Van Buren Street, Herndon, VA (Address of principal executive offices)	20170 (zip code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements
Item 1.02 Termination of Material Definitive Agreements
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-4.1: WARRANT AGREEMENT
EX-4.2: REGISTRATION RIGHTS AGREEMENT
EX-10.1: FIRST-LIEN CREDIT AGREEMENT
EX-10.2: SECURITY AGREEMENT
EX-10.3: PLEDGE AGREEMENT
EX-10.4: SUBSIDIARY GUARANTY
EX-99.1: PRESS RELEASE

Item 1.01      Entry Into Material Definitive Agreements.
New First-Lien Facility
     On May 25, 2007, RCN Corporation (“RCN” or the “Company”) entered into a revolving credit and term loan agreement (the “Credit Agreement”) with a syndicate of lenders and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”), a copy of which is attached as an exhibit hereto and incorporated herein by reference.
       The proceeds from the new $595 million senior secured credit facility, which consists of a $520 million term loan and a $75 million revolving line of credit, will be used to:
•	Repay approximately $75 million under RCN’s existing first-lien term loan;

•	Pay approximately $145 million, which represents the cash portion of the consideration to holders who tendered their Notes (as defined below) in the Company’s tender offer;

•	Pay approximately $350 million to pay a special dividend of $9.33 per share of RCN common stock (the “Common Stock”); and

•	Repurchase up to $25 million of Common Stock from time to time pursuant to an open market repurchase program authorized by RCN’s Board of Directors.
     The new senior secured credit facility provides for (i) a $520 million term loan, which matures in May 2014, requires minimum quarterly principal payments of approximately $1.3 million, and accrues interest at an annual rate of LIBOR plus 225 basis points, and (ii) a $75 million revolving credit facility, which matures in May 2013. All of the Company obligation’s under the Credit Agreement are guaranteed by the subsidiaries of the Company and are secured by first priority liens on substantially all of the assets of the Company and its subsidiaries, including a pledge of the equity interests in the Company’s operating subsidiaries.
     In general, the Company may make voluntary prepayments at any time upon notice without premium or penalty. In addition, a mandatory prepayment of all commitments under the Credit Agreement would become due and payable upon the occurrence of, among other things, a “change of control” of the Company.
     The Credit Agreement contains customary representations and covenants, including, without limitation, covenants that restrict the Company’s ability to incur additional debt, pay dividends or other certain specified payments and engage in certain business combination agreements, in each case unless certain specified conditions are satisfied.
       If any revolving loans or letters of credit are outstanding under the Credit Agreement, the Credit Agreement also requires that our ratio of consolidated secured indebtedness to consolidated EBITDA not exceed 5.00:1.00.
       The following constitute events of default under the Credit Agreement:
•	a failure to pay principal or interest on any loan under the Credit Agreement;

•	the inaccuracy of a representation or warranty when made;

•	the failure to observe or perform covenants or agreements;

•	an event of default beyond any applicable grace period with respect to any other indebtedness in excess of $10,000,000;

•	the commencement of proceedings under federal, state or foreign bankruptcy, insolvency, receivership or similar laws;

•	the occurrence of certain events relating to our employee benefit plans;

•	any loan documents, or any lien created thereunder, ceases to be in full force and effect;

•	the entry of one or more judgments in an aggregate uninsured amount equal to or greater than $2,500,000 that remains undischarged;

•	certain change of control events occur; or

•	payment of taxes by any RCN entity in excess of the amount permitted to be paid by that entity pursuant to the tax allocation agreement among the RCN entities.
If an event of default occurs, then the lenders may: (i) terminate their commitments under the Credit Agreement; (ii) declare any outstanding loans under the Credit Agreement to be immediately due and payable; and (iii) foreclose on the collateral.
Warrant Agreement and Registration Rights Agreement
     RCN also announced that all of the outstanding $125,000,000 principal amount of its 7.375% Convertible Second-Lien Notes due 2012 (the “Notes”) had been tendered and accepted for purchase pursuant to the Company’s tender offer for the Notes, which expired at 9:15 a.m. on May 25, 2007.
     Pursuant to the terms and conditions of the Company’s offer, holders whose Notes were properly tendered and accepted in the Company’s offer will receive, for each $1,000 of principal amount of Notes so tendered (i) $1133.00 in cash, (ii) an additional amount in cash equal to the accrued unpaid interest on the Notes to, but excluding, the date on which the Notes were purchased, and (iii) 42.63 new warrants (the “Warrants”), each representing the right to purchase one share of the Company’s common stock (the “Common Stock”), with an exercise price of $25.16, subject to adjustment, including for the special cash dividend described herein.
     The Warrants will be issued pursuant to a Warrant Agreement, dated as of May 25, 2007, by and between the Company and HSBC Bank USA, National Association, in its capacity as Warrant Agent (the “Warrant Agreement”). In connection with the Warrant Agreement, the Company also entered into a Registration Rights Agreement, dated as of May 25, 2007, by and between the Company and the stockholders listed on the signature pages thereto (the “Registration Rights Agreement”), which requires the Company to file with the Securities and Exchange Commission a “shelf” registration statement for an offering to be made on a continuous basis with respect to the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants.
     The agreements described above are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference, and the descriptions of such documents contained herein are merely summaries and do not purport to be comprehensive or definitive and are qualified in their entirety by reference to the applicable Exhibit hereto.
Item 1.02      Termination of Material Definitive Agreements.
     As referenced in Item 1.01 above, the Company used certain proceeds from the Credit Agreement to refinance its existing indebtedness.
     As a result, RCN terminated its commitments under the First-Lien Credit Agreement, dated as of May 30, 2006, between the Company, a syndicate of lenders, and Deustche Bank Trust Company Americas, as administrative agent. That being the case, each of the following related documents terminated in accordance with their terms: (i) the Security Agreement, dated as of May 30, 2006, by and among the Company, certain of the Company’s subsidiaries, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent; (ii) the Pledge Agreement, dated as of May 30, 2006, by and among the Company, certain of the Company’s subsidiaries, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent; and (iii) the Subsidiary Guaranty, dated as of May 30, 2006, by and among certain of the Company’s subsidiaries and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.
     Moreover, on May 25, 2007, in connection with the Company’s acceptance to repurchase all of the outstanding Notes pursuant to the Company’s tender offer and the surrender of such Notes for cancellation by the holders thereof pursuant to the Company’s offer, the following agreements also terminated in accordance with their terms: (i) the Indenture between the Company and HSBC Bank USA, National Association, as Indenture Trustee, dated as of December 21, 2004, as amended by the First Supplemental Indenture, dated as of May 30, 2006, (ii) the Security Agreement among the Company, certain of the Company’s subsidiaries and HSBC Bank USA, National Association, as the Second-Lien Collateral Agent, dated as of December 21, 2004, (iii) the Pledge Agreement among the Company, certain of the Company’s subsidiaries and HSBC Bank USA, National Association, as the Second-Lien Collateral Agent, dated as of December 21, 2004, (iv) the Subsidiaries Guaranty among the Company, certain of the Company’s subsidiaries and HSBC Bank USA, National Association, as the Second-Lien Collateral Agent, dated as of December 21, 2004, and (v) the Intercreditor Agreement, dated as of December 21, 2004, between the Company, each other grantor thereto, Deutsche Bank Trust Company Americas, and the Indenture Trustee, as the Second-Lien Collateral Agent.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01.
Item 3.03     Material Modification to Rights of Security Holders.
     Pursuant to the Credit Agreement referenced in Item 1.01 above, the Company is subject to limitations on its ability to pay dividends and other restricted payments subject to a basket for restricted payments not to exceed $15 million in the aggregate; provided, however, the Company could make any such payments so long as, among other things, (i) RCN could demonstrate to the Administrative Agent’s satisfaction that RCN could, on a pro forma basis after giving effect to such restricted payment, incur at least $1 of additional indebtedness pursuant to a specified incurrence test basket and (ii) the ratio of RCN’s consolidated indebtedness at such time to consolidated EBITDA on a pro forma basis would be less than 5.00:1.00.
Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the special dividend, the Compensation Committee of the Board of Directors of the Company approved equitable adjustments to outstanding stock option awards pursuant to the Company’s equity-based compensation plans to take into account the payment of the special cash dividend. Outstanding stock options will be adjusted on the ex-dividend date of the dividend, which will be on June 12, 2007, by reducing the exercise price and increasing the number of options under outstanding awards in accordance with safe harbor provisions of Section 409A of the Internal Revenue Code such that the value of the award (based on the difference between market price and exercise price and the number of shares issuable upon exercise) would be the same before and after the payment of the special dividend.
Item 8.01.      Other Events.
     On May 25, 2007, the Company issued a press release announcing, among other things, the acceptance for payment of all outstanding Notes pursuant the Company’s offer to purchase, and that its Board of Directors has approved a return of capital of up to $375 million, including a special cash dividend on all the issued and outstanding Common Stock in the amount of $9.33 per share, to be paid on June 11, 2007 to holders of record of Common Stock as of June 4, 2007, resulting in a total dividend payment of approximately $350 million, as well as an authorization to repurchase on the open market, from time to time, up to $25 million of Common Stock. A copy of such press release is attached as an Exhibit hereto and incorporated by reference herein.
Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Warrant Agreement, dated as of May 25, 2007, by and between RCN Corporation and HSBC Bank USA, National Association, in its capacity as Warrant Agent.

4.2	Registration Rights Agreement, dated as of May 25, 2007, by and between RCN Corporation and the stockholders listed on the signature pages thereto.

Exhibit No.	Description

10.1	First-Lien Credit Agreement, dated as of May 25, 2007, by and among RCN Corporation, a syndicate of lenders and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.2	Security Agreement, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

10.3	Pledge Agreement, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

10.4	Subsidiary Guaranty, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

99.1	Press Release of RCN Corporation, dated May 25, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
By:	/s/ Benjamin R. Preston
Name:	Benjamin R. Preston
Title:	Senior Vice President and General Counsel

Date: May 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated as of May 25, 2007, by and between RCN Corporation and HSBC Bank USA, National Association, in its capacity as Warrant Agent.

4.2	Registration Rights Agreement, dated as of May 25, 2007, by and between RCN Corporation and the stockholders listed on the signature pages thereto.

10.1	First-Lien Credit Agreement, dated as of May 25, 2007, by and among RCN Corporation, a syndicate of lenders and Deutsche Bank Trust Company Americas, as Administrative Agent.

10.2	Security Agreement, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

10.3	Pledge Agreement, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

10.4	Subsidiary Guaranty, dated as of May 25, 2007, by and among RCN Corporation, certain subsidiaries of RCN Corporation, and Deutsche Bank Trust Company Americas, as First-Lien Collateral Agent.

99.1	Press Release of RCN Corporation, dated May 25, 2007.